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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Dave & Buster's, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

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PROXY STATEMENT SUPPLEMENT
YOUR VOTE IS IMPORTANT
LITIGATION
SUPPLEMENTARY DETAILS REGARDING BACKGROUND OF THE MERGER
SUPPLEMENTARY DETAILS REGARDING OPINION OF FINANCIAL ADVISORS
OTHER INFORMATION
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

PROXY STATEMENT SUPPLEMENT
        This proxy statement supplement is furnished by the Board of Directors of Dave & Buster’s, Inc. in connection with the solicitation of proxies for use at a special meeting of the stockholders of D&B to be held on Tuesday, February 28, 2006, at 10:00 A.M. (Central Standard Time), at The Show Room at Dave & Buster’s, 10727 Composite Drive, Dallas, Texas 75220, or at any adjournment or postponement of the special meeting. It amends and supplements the proxy statement of D&B dated January 25, 2006, which was first mailed to stockholders on or about January 25, 2006. This supplement, which you should read in conjunction with the January 25, 2006 proxy statement, is first being mailed to stockholders on or about February 16, 2006. Capitalized terms used but not otherwise defined in this supplement shall have the respective meanings assigned to them in the January 25, 2006 proxy statement.
      At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger entered into by D&B, Merger Sub and Midway, pursuant to which D&B will be acquired by an affiliate of Wellspring Capital Management by way of a merger of Merger Sub with and into D&B. You will also consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement. At the effective time of the merger, the separate corporate existence of Merger Sub will cease, and D&B will be the surviving corporation and will become a wholly-owned, privately held subsidiary of Midway. If the merger is completed, you will receive $18.05 in cash, without interest and less any required withholding taxes, for each share of D&B stock that you own.
YOUR VOTE IS IMPORTANT
      For your convenience, we have enclosed an additional proxy card. If you have already returned your proxy card voting “FOR” approval of the merger agreement and “FOR” approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement, there is no need for you to do anything further at this time to approve the merger.
      THE TIME REMAINING TO VOTE IS SHORT AND YOUR VOTE IS VERY IMPORTANT — PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IF YOU HAVE NOT ALREADY DONE SO OR IF YOU WISH TO CHANGE YOUR VOTE.
      We urge you to give this matter your prompt attention. Because approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of D&B’s common stock, a failure to vote will have the same effect as a vote “against” the merger. Accordingly, whether or not you plan to attend the special meeting of stockholders, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope, or vote your shares by telephone or the Internet using the instructions on the enclosed proxy card or voting instruction form. If you attend the special meeting, you may revote your proxy and vote in person if you wish, even if you have previously returned your proxy card.
      If you have not returned your proxy card, WE URGE YOU TO PROMPTLY VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE ADJOURNMENT OF

THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES FOR THE APPROVAL OF THE MERGER AGREEMENT, BY:

•	completing, signing and dating the enclosed proxy card and returning it in the pre-addressed postage-paid envelope,

•	voting by the Internet using the instructions on your proxy card or voting instruction form,

•	voting by telephone using the instructions on your proxy card or voting instruction form, or

•	if your shares are held in “street name” and you have instructed a broker or other nominee to vote your shares, by following the directions received from your broker to change those instructions.
      Stockholders of record may vote their proxies via the Internet or by telephone. Internet and telephone voting is available 24 hours, 7 days a week, through 11:59 PM, Central Standard Time, on the day prior to the date of the special meeting. Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. If you vote by Internet or telephone, you do not need to mail your proxy card.
      To vote your proxy via the Internet, go to http://proxyvoting.com/dab. You should have your proxy card in hand when you access the website, and follow the instructions on the website. To vote by telephone, call the number on your proxy card using a touch-tone phone. You should have your proxy card in hand when you call, and follow the instructions. If your shares are held in “street name”, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee.
      You can change your vote at any time before your proxy is voted at the special meeting. If you have previously voted against or to abstain with respect to the approval of the merger agreement, we urge you to revoke your proxy and vote “FOR” approval of the merger agreement and “FOR” approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement by:

•	delivering to D&B’s corporate secretary at D&B’s corporate offices at 2481 Manana Drive, Dallas Texas 75220, on or before the business day prior to the special meeting, a later-dated, signed proxy card or a written revocation of your proxy; or

•	delivering a later-dated, signed proxy card or a written revocation of your proxy to D&B at the special meeting prior to the taking of the vote on the merger agreement; or

•	attending the special meeting and voting in person; or

•	if you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, following the directions received from your nominee to change those instructions.
      If you have any questions or need assistance in voting your proxy, please call our proxy solicitor, Georgeson Shareholder Communications, Inc., 17 State Street, 28th Floor, New York, New York 10004, (212) 805-7000.
      Our board of directors determined that the merger agreement and the merger are advisable, fair to and in the best interests of our stockholders. Accordingly, D&B’s board of directors unanimously approved the merger agreement and the merger, and recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.
LITIGATION
      On January 24, 2006, D&B was served with a lawsuit filed against D&B, our directors and Wellspring in connection with the merger. Claire Partners v. David O. Corriveau et al., Cause No. 06-00628, is a purported stockholder class action that was filed on January 20, 2006 in the District Court of Dallas County, Texas,

101st Judicial District. The petition alleges, among other things, that the consideration to be paid in the merger is inadequate and that the January 25, 2006 proxy statement contained misleading and/or incomplete information. The petition asserts that all of the defendants except Wellspring breached their fiduciary duty to the plaintiffs and that Wellspring aided and abetted the breaches of fiduciary duty alleged against the individual defendants. The plaintiff is seeking to enjoin the consummation of the merger on the terms proposed, require the defendants to indemnify the stockholders of D&B, rescind the merger (to the extent already implemented), award compensatory damages as allowed by law and award attorneys’ fees, expert fees and other costs.
      D&B and Wellspring have engaged in settlement negotiations that have resulted in an agreement on the principal terms of a settlement of all claims among the parties. On February 10, 2006, the parties executed a Memorandum of Understanding (“MOU”) setting forth the terms of the proposed settlement. The proposed settlement is conditioned upon the consummation of the merger, the execution of a definitive settlement agreement, and court approval. The settlement will extinguish all claims for any alleged violation of fiduciary duty, including all claims relating to the adequacy of disclosure, and all claims related to the value to be paid for D&B’s common stock in the proposed merger. This proxy supplement is being provided to you as a part of the settlement of those claims. Under the terms of the MOU, counsel for the plaintiff will be entitled to an award of attorneys’ fees of $425,000 and expenses in the sum of $10,000, subject to court approval.
SUPPLEMENTARY DETAILS REGARDING BACKGROUND OF THE MERGER
The 2002 Terminated Merger Transaction with Investcorp
      In May 2002, D&B entered into a definitive merger agreement with D&B Holdings I, Inc. and D&B Acquisition, Sub, Inc., a wholly-owned subsidiary of D&B Holdings I, Inc. In this supplement, D&B Holdings I, Inc. is referred to as “D&B Holdings,” and D&B Acquisition Sub, Inc. is referred to as “D&B Acquisition.”
      The merger agreement provided for the merger of D&B and D&B Acquisition, whereby D&B would have become a wholly-owned subsidiary of D&B Holdings. D&B Holdings was formed by a group consisting of D&B’s founders and certain other members of senior executive management together with Investcorp (a global investment group) and international investors organized by Investcorp. Pursuant to the merger agreement, as amended, each of the outstanding shares of common stock of D&B would, by virtue of the merger, be converted into the right to receive $13.50 in cash. Pursuant to the terms of the merger agreement, the consummation of the merger was subject to specific financing conditions. On October 24, 2002, D&B and Investcorp agreed to terminate the merger agreement due to adverse conditions in the debt financing market.
      From the time of the announcement of the Investcorp transaction in May 2002 until the date of Wellspring’s contact with D&B in September 2005, D&B did not receive any indications of interest for a business combination.
Board of Directors’ Policy for Business Combination Negotiations
      In April 2003, D&B’s board of directors elected Peter Edison, a non-employee director of D&B since 1995 and chairman of the Nominating and Governance Committee, as the Chairman of the Board. One of the reasons for the board’s decision to appoint an independent chairman was to identify an individual who would be the primary contact in the event any indications of interest for any prospective business combination were received. At the time of Mr. Edison’s election, the board adopted a policy that any credible offers and inquiries regarding prospective business combinations were to be immediately directed to Mr. Edison.
SUPPLEMENTARY DETAILS REGARDING OPINION OF FINANCIAL ADVISORS
      D&B retained Piper Jaffray to act as its financial advisor, and if requested, to render to D&B’s board of directors an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by D&B’s stockholders pursuant to the merger agreement.

      On December 8, 2005, D&B’s board of directors met to review the proposed merger. During this meeting, Piper Jaffray reviewed with D&B’s board of directors certain financial analyses. Also at this meeting, Piper Jaffray delivered its oral opinion to D&B’s board of directors, which was subsequently confirmed in writing, to the effect that, as of December 8, 2005, and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the $18.05 per share cash merger consideration proposed to be paid by affiliates of Wellspring pursuant to the merger agreement was fair, from a financial point of view, to D&B’s stockholders.
      The full text of the opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion, is attached to the January 25, 2006 proxy statement as Appendix B and is incorporated in its entirety herein by reference.
      As set forth on page 23 of the proxy statement, Piper Jaffray reviewed selected market information concerning the trading prices of D&B’s common stock. At the request of D&B and in connection with the preparation of this supplement, Piper Jaffray has calculated that the average closing price of D&B’s common stock for the six months ended December 7, 2005 was $16.09. D&B asked Piper to determine this six month average closing price because D&B’s common stock price declined in August 2005 and, when the merger was publicly announced, was still trading below the $18.00 to $20.00 range that it had predominately traded from January 2005 prior to the August 2005 decline.
      As set forth on page 23 of the proxy statement, Piper Jaffray identified nine comparable publicly traded restaurant companies. Piper Jaffray based its selection on its general experience representing restaurant companies and on financial measurements appropriate to identify publicly traded restaurant companies comparable to D&B. The financial measurements included: market capitalization between $50 million and $400 million; trailing 12 month revenues greater than $100 million; and positive EBITDA for the trailing 12 months.
      As set forth on page 24 of the proxy statement, Piper Jaffray selected 27 restaurant industry merger and acquisition transactions for its Comparable M&A Transactions Analysis. These transactions all occurred between 2000 and 2005 and which in Piper Jaffray’s opinion are a representative group of comparable restaurant industry transactions for which relevant information is publicly available. Piper Jaffray did not factor into its selection whether the target companies had arranged an auction or market check prior to signing an acquisition agreement, because such information is not readily available.
      Page 25 of the proxy statement contains a table comparing the premiums paid in over 50 selected public company buyout transactions. These transactions are set forth below:

Acquirer Name	Target Name

Investor Group	Linens n Things Inc
Levine Leichtman Capital Partners, Inc.	Fox & Hound Restaurant Group
First Reserve Corp	Chart Industries Inc
Loeb Partners Corp	Blair Corp
Pacific Equity Partners	Worldwide Rest Concepts Inc
Primus Inc	Noland Co
Blackstone Real Estate Advisor	Boca Resorts Inc
Blackstone Group LP	Prime Hospitality Corp
Management / Investor Group	Elmer’s Restaurants Inc
Management / Investor Group	Quality Dining Inc
Crescent Capital Invest Inc	Loehmanns Holdings Inc
Welsh Carson Anderson & Stowe	US Oncology Inc
Investor Group	WorkFlow Management Inc
GEO Holdings Corp	Gundle/SLT Environmental Inc
Rex Corner Holdings LLC	Duane Reade Inc

Acquirer Name	Target Name

Investor Group	Plains Resources Inc
Centre Partners Management	Garden Fresh Restaurant Corp
Investor Group	Packaged Ice Inc
CB Richard Ellis Inc	Insignia Financial Group Inc
Phillips Edison & Co	Aegis Realty Inc
Amy Acquisition Corp	AmeriPath Inc
Pharma Services Co	Quintiles Transnational Corp
Kelso & Co	BWAY Corp
Prometheus Assisted Living LLC	ARV Assisted Living Inc
Douglas H Miller	Exco Resources Inc
Samuel J Heyman	International Specialty Prods
Castle Harlan Inc	Morton’s Restaurant Group Inc
Investor Group	Herbalife International Inc
Harvest/ AMI Holdings Inc	Associated Materials Inc
SCC Contracting Inc	Sevenson Environmental Svcs
InTown Suites Management	Suburban Lodges of America Inc
Lone Star Funds	Shoney’s Inc
Investor Group	Blimpie International Inc
Investor Group	NCH Corp
Land O’Lakes Inc	Purina Mills Inc
Bacou SA	Bacou USA Inc
Management / Investor Group	PJ America Inc
Investor Group	Springs Industries Inc
Goldner Hawn Johnson & Morrison / BancBoston	VICORP Restaurants Inc
Investor Group	Michael Foods Inc
Rosemore Inc	Crown Central Petroleum Corp
O Gene Bicknell	NPC International Inc
Investor Group	G&L Realty Corp
Bruckmann, Rosser, Sherrill & Co.	Il Fornaio America Corp
Investor Group	CB Richard Ellis Services Inc
Management / Investor Group	Uno Restaurant Corp
Investor Group	Sunrise Medical Inc
Investor Group	Sunburst Hospitality Corp
JG Durand Industries SA	Mikasa Inc
Investor Group	800-JR Cigar Inc
Premier Construction Products	Republic Group Inc
Jomed NV	EndoSonics Corp
Caxton-Iseman Capital / Sentinel Partners	Buffets Inc
Investor Group	Petco Animal Supplies Inc
Investor Group	Veterinary Centers of America
Investor Group	US Can Corp
Investor Group	Centennial HealthCare Corp
Stone Acquisition Corp	Dayton Superior Corp

The criteria for selecting these transactions is disclosed immediately prior to the table. Piper Jaffray used this information to compare the per share merger consideration premium payable to D&B stockholders to the premiums paid to the target’s shareholders in those transactions, based on the trading prices of D&B common stock on December 1, 2005 (one week prior to the public announcement of the merger) and December 6, 2005 (the last trading day prior to Piper Jaffray’s presentation to D&B’s board of directors). At the request of D&B and in connection with the preparation of this supplement, Piper Jaffray has prepared the following table comparing the per share merger consideration premium payable to the D&B stockholders to the trading prices of D&B common stock on June 6, 2005 (six months prior to the public announcement of the merger) and on December 7, 2004 (one year prior to the public announcement of the merger):

Dave & Buster’s

Six months before announcement(1)	1.1%
One year before announcement(2)	(6.3)%

(1)	Dave & Buster’s premium based on closing sale price of $17.86 on June 6, 2005.

(2)	Dave & Buster’s premium based on closing sale price of $19.26 on December 7, 2004.
D&B requested this information to show the per share merger consideration premium payable to D&B’s stockholders prior to the decline in the trading price of D&B’s common stock in August 2005.
      As set forth on page 26 of the proxy statement, for purposes of its Discounted Cash Flow Analysis, Piper Jaffray calculated the range of net present values based on an assumed tax rate of 36.5%, a range of discount rates of 16% to 20% and a range of multiples for a terminal value of 5.5 to 6.5 times D&B’s projected fiscal year 2010 EBITDA. The assumed tax rate was based upon management’s projected fiscal 2006 tax rate. The range of discount rates was based on D&B’s weighted average cost of capital. The range of EBITDA multiples was based on the EBITDA multiples of the selected comparable publicly traded companies and the target companies in the selected comparable public M&A transactions. In connection with its Discounted Cash Flow Analysis, D&B shared with Piper Jaffray the projected results of operations for fiscal 2006 that D&B had furnished to Wellspring. See “Background of the Merger” on page 18 of the proxy statement.
      Piper Jaffray acted as financial advisor to D&B in connection with the merger and will receive a fee of $1,875,000 from D&B upon consummation of the merger. Piper Jaffray received a fee of $200,000 for providing its opinion. The $200,000 opinion fee is non-refundable and will be credited against the financial advisory services fee upon completion of the merger. D&B has also agreed to indemnify Piper Jaffray against certain liabilities in connection with its services and to reimburse it for certain expenses in connection with its services. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of D&B for its own account or the accounts of its customers and, accordingly, Piper Jaffray may at any time hold a long or short position in such securities. Since January 2000, Piper Jaffray has provided investment banking services to D&B for two unrelated transactions. Piper Jaffray received a fee of $587,500 for advising D&B in D&B’s November 2004 acquisition of certain assets of Jillian’s Entertainment Holdings Inc. Piper Jaffray also received a fee of approximately $2,000,000 for acting as placement agent in connection with D&B’s August 2003 offering of convertible notes and warrants.
OTHER INFORMATION
      Please see “Where You Can Find Additional Information” on page 54 of the proxy statement to find out how to obtain more information about us or the merger.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
      This supplement and the proxy statement, and the documents to which we refer you in this supplement and the proxy statement, contain forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-

looking statements include financial projections and their underlying assumptions, other information concerning possible or assumed future results of operations of D&B, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this supplement and the proxy statement, including, among others, under the headings “Summary Term Sheet,” “The Merger,” “The Merger — Fairness Opinion of Piper Jaffray” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect management’s current expectations and forecasts, and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the merger or on the business or operations of D&B. In addition to other factors and matters discussed in this supplement or the proxy statement or discussed and identified in other public filings we make with the Securities and Exchange Commission, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

•	difficulties in obtaining required stockholder and regulatory approvals of the merger;

•	diversion of management time on merger-related issues;

•	litigation or other adversarial proceedings relating to the merger;

•	a materially adverse change in the financial condition of D&B or its results of operations;

•	difficulties related to the completion of the merger;

•	changes in accounting principles, policies or guidelines;

•	legislative or regulatory changes; and

•	other economic, competitive, governmental and regulatory factors affecting operations, pricing and services.
      You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplement and the date of the proxy statement or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this supplement and the proxy statement and attributable to D&B or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, D&B undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this supplement or the date of the proxy statement or to reflect the occurrence of unanticipated events.

By order of the Board of Directors
Dated: February 16, 2006

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.

1.	Proposal to approve the Agreement and Plan of Merger, dated as of December 8, 2005, among Dave & Buster’s, Inc., WS Midway Acquisition Sub, Inc. and WS Midway Holdings, Inc., as it may be amended from time to time.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Agreement and Plan of Merger described in Proposal 1.	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

é FOLD AND DETACH HEREé
Vote by Internet or Telephone or Mail
Monday, February 27, 2006
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Mail

Internet		Telephone
http://www.proxyvoting.com/dab		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.
NOTE: If voting by phone or Internet, you may vote until 11:59 p.m. (est), Monday, February 27, 2006.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
THANK YOU FOR VOTING.
You can view the Proxy Statement
on the Internet at www.daveandbusters.com
http://www.daveandbusters.com

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DAVE & BUSTER’S, INC.
     The undersigned hereby appoints James W. Corley and Nancy J. Duricic, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock, par value $.01 per share, of Dave & Buster’s, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment or postponement thereof, and the undersigned directs that his proxy be voted as designated on the other side.
     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER.
     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.
(Continued, and to be marked, dated and signed, on the other side)
Address Change/Comments (mark the corresponding box on the reverse side)

é FOLD AND DETACH HEREé
You can now access your Dave & Buster’s, Inc. account online.
Access your Dave & Buster’s, Inc. shareholder account online via Investor ServiceDirectSM (ISD).
Mellon Investor Services LLC, Transfer Agent for Dave & Buster’s, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time